SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 13, 2001
Date of Report (Date of earliest event reported)

GERON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20859 (Commission File Number)	75-2287752 (IRS Employer Identification Number)

230 Constitution Drive Menlo Park, California (Address of principal executive offices)		94025 (Zip Code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On August 13, 2001, the Registrant publicly disseminated a press release and backgrounder announcing that Kyowo Hakko Kogyo Co., Ltd. had selected a telomerase inhibitor compound for the treatment of cancer. The compound (GRN163) is a short, modified oligonucleotide designed as a telomerase template antagonist. The compound shows good bioavailability and binds specifically to the active site of telomerase, thereby blocking its activity in cancer cells.

The foregoing description is qualified in its entirety by reference to the Registrant’s Press Release and Backgrounder dated August 13, 2001, copies of which are attached hereto as Exhibit 99.1.

Item 7. Exhibits.

Exhibits

99.1	Press Release and Backgrounder dated August 13, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: August 22, 2001	By:	/s/ David L. Greenwood

	Name:	David L. Greenwood
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibits

99.1	Press Release and Backgrounder dated August 13, 2001.